Charles M. Shaffer
Executive Vice President
Chief Operating Officer and
Chief Financial Officer
(772) 221-7003
Chuck.Shaffer@seacoastbank.com

SEACOAST TO ACQUIRE FIRST BANK OF THE PALM BEACHES
Seacoast expands its position in one of the fastest growing markets in Florida
STUART, Fla., Nov. 19, 2019 -- Seacoast Banking Corporation of Florida (NASDAQ:SBCF) (“Seacoast”), the holding company for Seacoast National Bank (“Seacoast Bank”), today announced it has signed a definitive agreement to acquire First Bank of the Palm Beaches (“First Bank”) in a transaction that will expand Seacoast’s presence in the attractive Palm Beach County market.
Pursuant to the terms of the merger agreement, First Bank, headquartered in West Palm Beach, will be merged with and into Seacoast Bank. Organized in 2006, First Bank has deposits of approximately $172 million and loans of $150 million and will increase Seacoast’s deposits in Palm Beach County by 25% to approximately $821 million.
Palm Beach County has the highest median household income in Florida and is one of the fastest growing economies in the state. The Palm Beach County Business Development Board reported its unemployment rate at 3.2% in September. The county’s civilian labor force grew at 1.9% last year. Seven of the county’s neighborhoods are among the fastest growing in the state over the past two years according to a study conducted by Zillow. Also, the county is ranked by Forbes as the #19 in Best Places for Business and Careers in the United States.
Seacoast plans to grow its presence in Palm Beach County by adding First Bank’s two branches to the six it currently operates in the market. Seacoast entered the county in 2003 and then expanded by acquiring Grand Bankshares, Inc. in 2015 and Palm Beach Community Bank in 2017.
“This acquisition brings Seacoast a highly complementary banking institution and strengthens our position in Palm Beach County,” said Dennis S. Hudson III, Seacoast Chairman and CEO. “First Bank builds upon our two previous Palm Beach County acquisitions and subsequent organic growth in Florida’s largest and the nation’s seventh largest MSA. We look forward to welcoming First Bank’s employees and customers to the Seacoast franchise.”
“We set out in 2006 to establish a high quality banking alternative for the Palm Beach County community. We are delighted to partner with Seacoast, a like-minded and highly respected institution with a more than 90-year history of serving Florida,” said Joseph B. Shearouse, III, chairman and CEO of First Bank. “Seacoast is one of the largest Florida-based community banks in the state, and its bankers understand the Palm Beach market. We know our customers will enjoy its impressive array of products and services.”
Following the merger, Shearouse plans to remain with Seacoast as its Palm Beach County Market President.
Under the terms of the merger agreement, First Bank shareholders will receive 0.2000 shares of Seacoast common stock for each share of First Bank common stock. Based on Seacoast’s closing price of $29.53 as of Nov. 18, 2019, the transaction is valued at approximately $32.9 million or $5.91 per share (which includes cashing out the First Bank options). Closing of the acquisition is expected late in the first quarter of 2020 following receipt of approvals from regulatory authorities, the approval of First Bank shareholders and the satisfaction of other customary closing conditions.

Seacoast expects the First Bank acquisition to be more than 1.3% accretive to earnings per share in 2020 excluding one-time transaction costs, 2.0% accretive to earnings per share in 2021, and should have a tangible book value earn-back period of approximately two years using the crossover method. The transaction also is expected to provide an internal rate of return of more than 20%.
Sandler O’Neill & Partners, L.P. served as financial advisor and Alston & Bird LLP served as legal counsel to Seacoast. Keefe, Bruyette & Woods, Inc., a Stifel Company, served as financial advisor and Gunster, Yoakley & Stewart, P.A. served as legal counsel to First Bank.
Investor Conference Call
Seacoast will host a conference call on November 20, 2019 at 10:00AM to discuss the acquisition. Investors may call in (toll-free) by dialing (800) 774-6070 passcode: 8461 454#. Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning November 20, 2019, by dialing (888) 843-7419 and using passcode 8461 454#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located on the IR Home page under the heading "Webcasts." Beginning the afternoon of November 20, 2019, an archived version of the webcast can be accessed from this same section of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $6.9 billion in assets and $5.7 billion in deposits as of September 30, 2019. The company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 48 traditional branches of its locally branded, wholly owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the company is available at www.SeacoastBanking.com.
Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of First Bank and a prospectus of Seacoast, and Seacoast will file other documents with the SEC with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of First Bank. Investors and security holders of Seacoast and First Bank are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, First Bank, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 5, 2019 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the proposed First Bank merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time- consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.